UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Sun Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Rd., Suite 101, Mt. Laurel, N.J.	08054
(Address of principal executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (856) 691-7700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On August 14, 2014, Sun Bancorp, Inc. (the “Company”) entered into securities purchase agreements with certain institutional investors in connection with a private placement of an aggregate of 1,133,144 shares of common stock, par value $5.00 per share, at a purchase price of $17.65 per share, or $19,999,991.60 in the aggregate.  The transactions are expected to close on August 21, 2014, subject to the satisfaction of customary closing conditions.  The issuance and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC. (Registrant)

Date: August 18, 2014	By:	/s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President and Chief Financial Officer